AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1999
------------------------------------------------------------------------------
                                                          FILE NO. 033-92842

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1

                                       ON

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        GLENROOK LIFE AND ANNUITY COMPANY
                           (Exact Name of Registrant)


             ARIZONA                                    35-1113325
  (State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation or Organization)                 Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
    RICHARD T. CHOI, ESQUIRE                    TERRY R. YOUNG, ESQUIRE
FREEDMAN, LEVY, KROLL & SIMONDS          ALLSTATE LIFE FINANCIAL SERVICES, INC.
 1050 CONNECTICUT AVENUE, N.W.                     3100 SANDERS ROAD
           SUITE 825                              NORTHBROOK, IL 60062
  WASHINGTON, D.C. 20036-5366

Approximate date of commencement of proposed sale to the public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                            THE GLENBROOK CHOICE PLUS



Glenbrook Life and Annuity Company             Prospectus dated May 1, 1999
3100 Sanders Road, Northbrook, IL 60062
Telephone Number: 1-800-755-5275



Glenbrook Life and Annuity Company ("Glenbrook") is offering The Glenbrook Choice Plus, an individual flexible premium deferred annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are available through Allstate Life Financial Services, Inc., the principal underwriter for the Contracts.

















                         The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

                         The Contracts may be distributed through broker-dealers
                         that  have   relationships   with  banks   or  other
       IMPORTANT         financial institutions or by employees of such banks.
        NOTICES          However, the Contracts are not deposits,  or
                         obligations of, or guaranteed by such institutions
                         or  any   federal   regulatory   agency.   Investment
                         in the Contracts involves investment risks, including possible loss of principal.

                         The Contracts are not FDIC insured.

TABLE OF CONTENTS

------------------------------------------------------------------------------



                                                                                        Page
    Overview               Important Terms............................................
                           The Contract At A Glance...................................
                           How the Contract Works.....................................


                           The Contract...............................................
                           Purchases and Contract
                           Value......................................................
Contract Features          Guarantee Periods..........................................
                           Expenses...................................................
                           Access To Your Money.......................................
                           Income Payments............................................
                           Death Benefits.............................................



                           More Information:
                              Glenbrook...............................................
Other Information             The Contract............................................
                              Qualified Plans.........................................
                              Legal Matters...........................................
                              Year 2000...............................................
                           Taxes......................................................
                           Experts....................................................
                           Annual Reports and Other Documents.........................
                           Appendix A - Market Value Adjustment ......................



IMPORTANT TERMS

------------------------------------------------------------------------------



This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                     Page


         Accumulation Phase......................................
         Annuitant...............................................
         Automatic Additions Program.............................
         Automatic Laddering Program.............................
         Beneficiary.............................................
         Cancellation Period.....................................
         Contract ...............................................
         Contract Value..........................................
         Contract Owner ("You") .................................
         Death Benefit...........................................
         Due Proof of Death......................................
         Free Withdrawal Amount..................................
         Glenbrook ("We")........................................
         Guarantee  Periods......................................
         Income Plan ............................................
         Issue Date .............................................
         Market Value Adjustment ................................
         Payout Phase............................................
         Payout Start Date  .....................................
         Qualified Contracts.....................................
         Systematic Withdrawal Program...........................

THE CONTRACT AT A GLANCE

------------------------------------------------------------------------------



The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


  ---------------------------------- -----------------------------------------

      Flexible Payments
                                     You can purchase a Contract  with as little
                                     as   $3,000   ($2,000   for  a   "Qualified
                                     Contract," which is a Contract issued with qualified plans). You can add to your Contract as often and as much as you like, but each payment must be at least $100.

  ---------------------------------- -----------------------------------------

      Right to Cancel                You may cancel your Contract within 20
                                     days of receipt or any longer period your
                                     state may require ("Cancellation Period")
                                     and receive a full refund of your purchase
                                     payments (a higher amount apply to
                                     Contracts issued  in California).
  ---------------------------------- -----------------------------------------

      Expenses                       You will bear the following expenses:

                                     o  Withdrawal charge of up to 7% on
                                        amounts withdrawn (with exceptions)
                                     o  State premium tax (if your state
                                        imposes one)

  ---------------------------------- -----------------------------------------

      Guaranteed Interest
                                     The Contract offers fixed interest rates
                                     that we guarantee for specified periods
                                     we call "Guarantee Periods."  To find out
                                     what the current  rates are on the
                                     Guarantee Periods, call us at
                                     1-800-755-5275.
  ---------------------------------- -----------------------------------------

      Special Services                For your convenience, we offer these
                                      special services:

                                      o        Automatic Additions Program
                                      o        Systematic Withdrawal Program

  ----------------------------------- ----------------------------------------

      Income Payments                 The Contract offers three income payment
                                      plans:

                                      o  life income with guaranteed payments
                                      o  a joint and survivor life income with
                                         guaranteed payments
                                      o  guaranteed payments for a specified
                                         period (5 to 30 years)

  ----------------------------------- ----------------------------------------

      Death Benefits If you die or if the Contract owner is not a natural person and the Annuitant dies before the Payout Start Date, we will pay the death benefit described in the Contract.

  ----------------------------------- ----------------------------------------

  ----------------------------------- ----------------------------------------

      Withdrawals                     You  may  withdraw  some  or all  of  your
                                      Contract  value   ("Contract   Value")  at
                                      anytime prior to the Payout Start Date. In
                                      general, you must withdraw at least $50 at
                                      a time.  If you  withdraw  Contract  Value
                                      from  a   Guarantee   Period   before  its
                                      maturity,  a  withdrawal  charge,   Market
                                      Value Adjustment, and taxes (including a 10% penalty tax for withdrawals before age
                                      59 1/2)
                                      may apply.


  ----------------------------------- ----------------------------------------

HOW THE CONTRACT WORKS

------------------------------------------------------------------------------


     The Contract basically works in two ways.

     First, the Contract can help you (we assume you are the Contract owner) save for retirement because you can invest in the Contract and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to one or more Guarantee Periods. During each Guarantee Period, your money will earn a fixed rate of interest that we declare periodically.

     Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on page __. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment provided by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.


         The timeline below illustrates how you might use your Contract.

  Issue                                               Payout Start
  Date             Accumulation Phase                 Date                Payout Phase
--------------------------------------------------------------------------------------------------------------------
|                                                         |                             |                      ?
                   You save for retirement

You buy                                      You elect to receive income           You can receive    Or you can
a Contract                                   payments or receive a lump sum        income payments    receive
                                             payment                               for a set period   income payments
                                                                                                      for life

     As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if there is none, to your Beneficiary. See "Death Benefits."

     Please call us at 1-800-755-5275 if you have any question about how the Contract works.

THE CONTRACT

------------------------------------------------------------------------------



CONTRACT OWNER

The Glenbrook Choice Plus is a contract between you, the Contract owner, and Glenbrook, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

o    the amount and timing of your purchase payments and withdrawals,
o    the programs you want to use to invest or withdraw money,
o    the income payment plan you want to use to receive retirement income,
o the Annuitant (either yourself or someone else) on whose life the income payments will be based,
o the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when you die, and
o    any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page __.


ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the Contract owner is a natural person. You may designate a joint Annuitant, who is a second person on whose life income payments depend. Joint Annuitants are permitted only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

o        the youngest Contract owner; otherwise,
o        the youngest Beneficiary.


BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

o        a contingent Beneficiary whom you named or, if none,
o        your spouse, or, if he or she is no longer alive,
o your surviving children equally, if living, or, if you have no surviving children,
o        your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT

Only a Glenbrook officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract, without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until the Beneficiary becomes the Contract owner. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.

PURCHASES AND CONTRACT VALUE

------------------------------------------------------------------------------



MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be at least $100. You may make purchase payments at any time until the earlier of the Payout Start Date and the end of the Contract year ("Contract Year") in which the oldest Contract owner attains age 91. We reserve the right to limit the maximum amount of purchase payments we will accept.


AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments by automatically transferring money from your bank account. Please call or write us for an enrollment form.


ALLOCATION OF PURCHASE PAYMENTS

For each purchase payment, you must select one or more Guarantee Periods. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. You must allocate at least $100 to any one Guarantee Period at the time you make your purchase payment or select a renewal Guarantee Period.

We will apply your purchase payment to the Guarantee Period you select. If you do not select a Guarantee Period for a purchase payment, we will allocate the purchase payment to the same period used for the most recent purchase payment.


RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments invested in the Guarantee Periods or any greater amount your state may require.


CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, and less any amounts previously withdrawn.

GUARANTEE PERIODS

------------------------------------------------------------------------------


Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee. You must allocate at least $100 to a Guarantee Period at the time you make a purchase payment or select a new Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 6, 7, 8, 9 or 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

Amounts invested in Guarantee Periods become part of our general account. The general account supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you invest in the general account does not entitle you to share in the investment experience of the general account.


INTEREST RATES

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular investment until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or our customer support unit at 1-800-755-5275.

The interest rate will never be less than the minimum guaranteed rate stated in the Contract.


HOW WE CREDIT INTEREST

We will credit interest to your initial purchase payment from the Issue Date. We will credit interest to your additional purchase payments from the date we receive them. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment..............................$10,000
Guarantee Period..............................5 years
Annual Interest Rate........................... 4.50%

                              END OF CONTRACT YEAR

                                             YEAR 1       YEAR 2        YEAR 3        YEAR 4       YEAR 5
                                             ------       ------        ------        ------       ------
Beginning Contract Value                   $10,000.00
X (1 + Annual Interest Rate)                 X  1.045
                                           $10,450.00
Contract Value at end of Contract Year                  $10,450.00
X (1 + Annual Interest Rate)                              X  1.045
                                                        $10,920.25
Contract Value at end of Contract Year                                $10,920.25
X (1 + Annual Interest Rate)                                            X  1.045
                                                                      $11,411.66
Contract Value at end of Contract Year                                             $11,411.66
X (1 + Annual Interest Rate)                                                          X 1.045
                                                                                   $11,925.19
Contract Value at end of Contract Year                                                            $11,925.19
X (1 + Annual Interest Rate)                                                                        X  1.045
                                                                                                  $12,461.82
Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -$10,000)


This example assumes no withdrawals during the entire five year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.


RENEWALS

Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period(s) ends. The interest rate for each new Guarantee Period will be our then current declared rates for that Guarantee Period; or

3) withdraw all or a portion of your money from the expired Guarantee Period without incurring a Market Value Adjustment (or a withdrawal charge to the extent of the Free Withdrawal Amount). In this case, the amount withdrawn will be deemed withdrawn on the day the Guarantee Period expired. Amounts not withdrawn or applied to Guarantee Periods as described above will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ended.

Under our  Automatic  Laddering  Program,  you may choose,  in  advance,  to use
Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our customer support unit at 1-800-755-5275.

MARKET VALUE ADJUSTMENT

All withdrawals from a Guarantee Period, other than those taken within the first 30 days of a renewal Guarantee Period, are subject to a Market Value Adjustment. A Market Value Adjustment also applies upon payment of a death benefit under the Contract, and when you apply amounts currently invested in a Guarantee Period to an Income Plan, other than during the first 30 days of a renewal Guarantee Period.

We will not apply the Market Value Adjustment on withdrawals you make:

o    to satisfy IRS minimum distribution rules for the Contract, or

o    within the "Free Withdrawal Amount," described under "Expenses" below.


We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payments plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of five years and the Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current Treasury Rate for a 2 year period is 4.00%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current Treasury Rate for the 2 year period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

EXPENSES

------------------------------------------------------------------------------


As a Contract owner, you will bear the charges and expenses described below.

WITHDRAWAL CHARGE

We may assess a withdrawal charge on the purchase payment(s) you withdraw. During each year (as measured from the commencement of a Guarantee Period), you can withdraw up to 10% of the money invested in that Guarantee Period without paying the charge. Unused portions of this 10% Free Withdrawal Amount are not carried forward to future years or other Guarantee Periods.

The withdrawal charge is a percentage of the Contract Value you withdraw in excess of the Free Withdrawal Amount. The percentage depends on the year we received the purchase payment you are withdrawing, as follows:

Number of Complete Years
Since We Received the Payment
Being Withdrawn:        0       1        2        3        4        5 and later

Applicable Charge:      7%       7%       6%       5%       4%      0%

We treat the oldest purchase payments as being withdrawn first. We will deduct withdrawal charges, if applicable, from the amount paid. We do not apply a withdrawal charge in the following situations:

o    on the Payout Start Date;
o the death of the Contract owner (Annuitant if Contract owner is not a natural person);
o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or
o withdrawals made within 30 days of the beginning of their renewal Guarantee Periods (to the extent of the Free Withdrawal Amount).

Confinement Waiver. We will waive the withdrawal charge on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1) you or the Annuitant, if the Contract is owned by a company or other legal entity, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) you must request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3) a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing your or the Annuitant's stay in a long term care facility.

Withdrawals may be subject to tax penalties, income tax, and a Market Value Adjustment. You should consult your own tax counsel or other tax advisors regarding any withdrawals.


PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice sometime in the future and deduct premium taxes from the purchase payments.
Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from the Contract Value before applying the Contract Value to an Income Plan.

ACCESS TO YOUR MONEY


------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period from which you would like to withdraw your money. Withdrawals must be at least $50. If the amount you withdraw reduces the amount invested in any Guarantee Period to less than $100, we will treat the withdrawal request as a request to withdraw the entire amount in that Guarantee Period.

The amount you receive may be reduced by a withdrawal charge, income tax withholding, 10% tax penalty, and any premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment.

If you request a total withdrawal, you must return your Contract to us.


SYSTEMATIC WITHDRAWAL PROGRAM

You may make partial withdrawals automatically. We call these "systematic withdrawals." Please consult with your sales representative or our customer support unit at 1-800-755-5275 for details.


MINIMUM CONTRACT VALUE

If a withdrawal would reduce your Contract Value to less than $2,000, we will treat the request as a request to withdraw the entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract.


RETURN OF PURCHASE PAYMENTS GUARANTEE

When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the amount you receive upon surrender will never be less than the sum of your initial and any subsequent purchase payments, less amounts previously withdrawn (prior to withholding and the deduction of any taxes if applicable). Premium taxes and income tax withheld may reduce the amount you receive on surrender to less than the sum of your initial and any subsequent purchase payments. This guarantee does not apply to earnings on purchase payments. The renewal of a Guarantee Period does not in any way change this guarantee.


POSTPONEMENT OF PAYMENTS

We may defer payment of withdrawals for up to six months from the date we receive your withdrawal request or such shorter time state law may require.

INCOME PAYMENTS

------------------------------------------------------------------------------



PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your money to provide income payments under an Income Plan. The Payout Start Date must be:

o        at least one month after the Issue Date; and
o no later than the day the Annuitant reaches age 90, or the 10th anniversary of the Contract's Issue Date, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract. You may not change the Income Plan after your Contract Value has been applied to an Income Plan on the Payout Start Date.


INCOME PLANS

An Income Plan is a series of scheduled payments to you or someone you designated. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

The three Income Plans available under the Contract are:

         Income Plan 1 -- Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments to the Contract owner.

         Income Plan 2 -- Joint and Survivor Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments to the Contract owner.

         Income Plan 3 -- Guaranteed Payments for a Specified Period. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we will require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.


We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us.

We will apply your Contract Value, adjusted by any Market Value Adjustment, less applicable taxes, to your Income Plan on the Payout Start Date. If your monthly payments would be less than $20, and state law permits, we may:

o pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

o    reduce the frequency of your payments so that each payment will be at least
     $20.


INCOME PAYMENTS

We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

o adjusting your Contract Value on the Payout Start Date by any applicable Market Value Adjustment;

o    deducting any applicable premium tax; and

o applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

DEATH BENEFITS


------------------------------------------------------------------------------


We will pay a death benefit if, prior to the Payout Start Date:

1)  any Contract owner dies, or
2)  the Annuitant dies, if the Contract is owned by a non-natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary.


DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the Contract Value plus any positive Market Value Adjustment applied in excess of the Free Withdrawal Amount. Any applicable taxes may be deducted.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary.

A claim for a distribution on death must include "Due Proof of Death." We will accept the following documentation as Due Proof of Death:

o        a certified copy of the death certificate;
o a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
o        any other proof acceptable to us.


DEATH BENEFIT PAYMENTS

The Contract owner eligible to receive death benefits has the following options:

1) If the Contract owner is not a natural person, then the Contract owner must receive the death benefit in a lump sum within 5 years of the date of death.

2) Otherwise, within 60 days of the date when the death benefit is calculated, the Contract owner may elect to receive the death benefit under an Income Plan or in a lump sum. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

     o    the life of the Contract owner; or

     o    a period not to exceed the life expectancy of the Contract owner; or

     o the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

     Any death benefit payable in a lump sum must be paid within 5 years of the date of death. If no election is made, funds will be distributed at the end of the 5 year period.

3) If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within 1 year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

MORE INFORMATION

------------------------------------------------------------------------------



GLENBROOK

Glenbrook is the issuer of the Contract. Glenbrook is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, Glenbrook was organized under the laws of the State of Illinois in 1992.
Glenbrook was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 Glenbrook was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

Glenbrook is currently licensed to operate in the District of Columbia and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Glenbrook is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Glenbrook and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures all of Glenbrook's liabilities under its various contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to Glenbrook; Glenbrook remains the sole obligor under the Contract to you.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns A+ (Superior) to Allstate Life which automatically reinsures all net business of Glenbrook. A.M. Best Company also assigns Glenbrook the rating of A+(r) because Glenbrook automatically reinsures all net business with Allstate Life. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Glenbrook. Glenbrook shares the same ratings of its parent, Allstate Life. We may from time to time advertise these ratings in our sales literature.


THE CONTRACT

Allstate Life Financial Services, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as a distributor of the contracts. ALFS is a wholly-owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities Exchange Act of 1934 as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers. ALFS is also registered with the Securities and Exchange Commission as an investment adviser.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that total commissions paid both on the sale of a Contract and upon renewal of a Guaranteed Period, will not exceed 8%. Sometimes we also pay the broker-dealer a persistency bonus in addition to the standard commissions. In some states, Contracts may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Glenbrook does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising from services rendered or Contracts issued.


QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS

Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised Glenbrook on certain federal securities law matters. All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and Glenbrook's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Glenbrook.


YEAR 2000

Glenbrook is heavily dependent upon complex computer systems for all phases of its operations, including customer service, and policy and contract administration. Since many of Glenbrook's older computer software programs recognize only the last two digits of the year in any date, some software may fail to operate properly in or after the year 1999, if the software is not reprogrammed or replaced ("Year 2000 Issue"). Glenbrook believes that many of its counterparties and suppliers also have Year 2000 Issues which could affect Glenbrook. In 1995, Allstate Insurance Company commenced a plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies include normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements and modifications to existing systems to make them Year 2000 compliant. The plan also includes Glenbrook actively working with its major external counterparties and suppliers to assess their compliance efforts and Glenbrook's exposure to them. Glenbrook presently believes that it will resolve the Year 2000 Issue in a timely manner, and the financial impact will not materially affect its results of operations, liquidity or financial position. Year 2000 costs are and will be expensed as incurred.

TAXES

------------------------------------------------------------------------------



The following discussion is general and is not intended as tax advice. We make no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax advisor.

TAXATION OF GLENBROOK

Glenbrook is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code ("Tax Code" or "Code").

TAXATION OF ANNUITIES IN GENERAL

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the owner is a natural person. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Contracts will generally be treated as held by a natural person if the nominal owner is a trust that holds the Contract for the benefit of a natural person. Please see a competent tax advisor to discuss other possible exceptions to the nonnatural owner rule.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that is not taxable is equal to the payment times the ratio of the investment in the contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) to the contract value.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are taxable only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not taxable. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

o        made on or after the date the individual attains age 59 1/2,
o        made to a beneficiary after the Contract owner's death,
o        attributable to the Contract owner being disabled, or
o for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. The amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Annuity Death Benefits. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

(1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

(2) if distributed under an Income Plan, the amounts are taxed in the same manner as an annuity payment.

IRS Required Distribution at Death Rules. To qualify as an annuity contract for federal income tax purposes, a non-Qualified Contract must provide:

(1) if any Contract owner dies on or after the Payout Start Date, but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the owner's death;

(2) if any Contract owner dies prior to the Payout Start Date, the entire interest in the Contract must be distributed within 5 years after the date of the owner's death.

         The 5-year requirement is satisfied if:

     o any portion of the Contract owner's interest which is payable to a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), and

     o    the distributions begin within 1 year of the Contract owner's death.

If the Contract owner's designated Beneficiary is a surviving spouse, the Contract may be continued with the surviving spouse as the new Contract owner. If the owner of the Contract is a non-natural person, the Annuitant is treated as the Contract owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person is treated as the death of the owner.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

o    made on or after the date the Contract owner attains age 59 1/2;

o    made as a result of the Contract owner's death or disability;

o made in substantially equal periodic payments over the Contract owner's life or life expectancy,

o    made under an immediate annuity; or

o    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Glenbrook (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


TAX QUALIFIED CONTRACTS

The Contract may be used with several types of qualified plans. The tax rules applicable to participants in qualified plans vary according to the type of plan and the terms and conditions of the plan. Qualified plan participants, and Contract owners, Annuitants and Beneficiaries under the Contract may be subject to the terms and conditions of the qualified plan regardless of the terms of the Contract.


TYPES OF QUALIFIED PLANS

IRAs Section 408 of the Code permits eligible individuals to contribute to an individual retirement plan known as an IRA. IRAs are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. An IRA generally may not provide life insurance, but it may provide a death benefit that equals the greater of the premiums paid or the Contract Value. The Contract provides a death benefit that in certain situations, may exceed the greater of the payments or the contract value. If the IRS treats the death benefit as violating the prohibition on investment in life insurance contracts, the Contract would not qualify as an IRA.

Roth IRAs. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement plan known as a Roth IRA. Roth IRAs are subject to limitations on the amount that can be contributed. In certain instances, distributions from Roth IRAs are excluded from gross income. Subject to certain limits, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth IRA. The taxable portion of a conversion or rollover distribution is included in gross income, but is exempt from the 10% penalty tax on premature distributions.

Simplified Employee Pension Plans. Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees using the employees' IRAs if certain criteria are met. Under these plans the employer may, within limits, make deductible contributions on behalf of the employees to their individual retirement annuities. Employers intending to use the contract in connection with such plans should seek competent advice.

Savings Incentive Match Plans for Employees (SIMPLE Plans). Sections 408(p) and 401(k) of the Tax Code allow employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an employee's IRA to hold the assets, or as a
Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

Tax Sheltered Annuities. Section 403(b) of the Tax Code permits public school employees and employees of certain types of tax-exempt organizations (specified in Section 501(c)(3) of the Code) to have their employers purchase Contracts for them. Subject to certain limitations, a Section 403(b) plan allows an employer to exclude the purchase payments from the employees' gross income. A Contract used for a Section 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only:

1)   on or after the date the employee:
o    attains age 59 1/2,
o    separates from service,
o    dies, or
o    becomes disabled; or

2) on account of hardship (earnings on salary reduction contributions may not be distributed for hardship).

These limitations do not apply to withdrawals where Glenbrook is directed to transfer some or all of the Contract Value to another 403(b) plan.

Corporate and Self-Employed Pension and Profit Sharing Plans. Sections 401(a) and 403(a) of the Tax Code permit corporate employers to establish various types of tax favored retirement plans for employees. The Tax Code permits self-employed individuals to establish tax favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of Contracts to provide benefits under the plans.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current income taxes. The employees must be participants in an eligible deferred compensation plan. Employees with Contracts under the plan are considered general creditors of the employer. The employer, as owner of the Contract, has the sole right to the proceeds of the Contract. Under these plans, contributions made for the benefit of the employees will not be taxable to the employees until distributed from the plan. However, all compensation deferred under a 457 plan must remain the sole property of the employer. As property of the employer, the assets of the plan are subject only to the claims of the employer's general creditors, until such time as the assets become available to the employee or a beneficiary.


INCOME TAX WITHHOLDING

Glenbrook is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

o    required minimum distributions, or

o a series of substantially equal periodic payments made over a period of at least 10 years, or,

o    over the life (joint lives) of the participant (and beneficiary).

Glenbrook may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts, or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election not to have taxes withheld.

EXPERTS
------------------------------------------------------------------------------


The financial statements and the related financial statement schedule of Glenbrook incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


ANNUAL REPORTS AND OTHER DOCUMENTS

------------------------------------------------------------------------------

Glenbrook's annual report on Form 10-K for the year ended December 31, 1998 ("Form 10-K Annual Report") is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the Securities and Exchange Commission ("SEC") under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000945094. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 3100 Sanders Road, Northbrook, Illinois 60062 (telephone :
1-800-755-5275).



ANNUAL STATEMENTS

At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your sales representative or call our customer support unit at 1-800-755-5275.

                                   APPENDIX A

                             MARKET VALUE ADJUSTMENT



The Market Value Adjustment is based on the following:

I = Treasury Rate for a maturity equal to the Guarantee Period for the week preceding establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal or death benefit request, or from the Payout Start Date to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity of length N for the week preceding the date we determine the Market Value Adjustment. If a rate with a maturity of length N is not available, we will use a weighted average. If N is less than or equal to 365 days, J will be the 1-year Treasury Rate.

The Market Value Adjustment factor is determined from the following formula:

                                .9 X (I - J) X N


To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, out of a Guarantee Period at any time other than during the 30 day period after the Guarantee Period expires.

                       EXAMPLES OF MARKET VALUE ADJUSTMENT



Purchase Payment:     $10,000
Guarantee Period:     5 years
Interest Rate:        4.50%
Full Surrender:       End of Contract Year 3


NOTE: This illustration assumes that premium taxes are not applicable.




                                    EXAMPLE 1: (Assumes declining interest rates)

Step 1. Calculate Contract Value at End of Contract Year 3:       10,000.00 X (1.0450)3 = $11,411.66



Step 2. Calculate the Free Withdrawal Amount:                     Free Withdrawal Amount (.10 X 10,000) = $1,000



Step 3. Calculate the Withdrawal Charge:                          .06 X ($11,411.66 - $1,000) = $624.70



Step 4. Calculate the Market Value Adjustment:                    I     =           4.5%
                                                                  J     =           4.2%


                                                                  N     =            5 years - 3 years = 2 years

                                                                  Market Value Adjustment Factor: .9 X (I-J) X N

                                                                  = .9 X (.045 - .042) X (2) = .0054

                                                                  Market  Value  Adjustment  = Factor X  Amount  Subject  to
                                                                  Market Value Adjustment:

                                                                  = .0054 X ($11,411.66 - 1,000) = $56.22



Step 5. Calculate the actual amount received by Customers as a
result of full withdrawal at the end of Contract Year 3:          $11,411.66 - $624.70 + $56.22 = $10,843.18




                   EXAMPLE 2: (Assumes rising interest rates)


Step 1. Calculate Contract Value at End of Contract Year 3:        10,000.00 X (1.045)3 = $11,411.66



Step 2. Calculate the Free Withdrawal Amount:                      Free Withdrawal Amount (.10 X 10,000) = $1,000





Step 3. Calculate the Withdrawal Charge:                           .06 X ($11,411.66 - $1,000) = $624.70


Step 4. Calculate the Market Value Adjustment:                     I     =           4.5%
                                                                   J     =           4.8%


                                                                   N     =            5 years - 3 years = 2 years

                                                                   Market Value Adjustment Factor: .9 X (I-J) X N

                                                                   = .9 X (.045 - .048) X (2) = -.0054


                                                                   Market Value Adjustment = Market Value Adjustment  Factor
                                                                   X Amount Subject to Market Value Adjustment

                                                                   = -.0054 X ($11,411.66  - $1,000) = - $56.22



Step 5. Calculate the amount received by Customers as a
result of full withdrawal at the end of Contract Year 3:           $11,411.66 - $624.70 - $56.22 = $10,730.74



                                   back cover










This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-laws of Glenbrook Life and Annuity Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.       Description

(1)  Form  of  Underwriting   Agreement   (Previously  filed  in  Post-Effective
     Amendment No. 1 to this Registration Statement (File No. 033-92842) dated April 9, 1996.)

(2)  None

(4) Form of Glenbrook Life and Annuity Flexible Payment Deferred Annuity Contract and Application (Previously filed in Post-Effective Amendment No. 2 to this Registration Statement (File No. 033-92842) dated April 1, 1997.)

(5)(a)  Opinion  of  General   Counsel  re:   Legality   (Previously   filed  in
     Post-Effective Amendment No. 2 to this Registration Statement (File No. 033-92842) dated April 1, 1997.)

5(b) Opinion of General Counsel re: Legality

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Attorneys

(24)(a) Powers of Attorney (Previously filed in Post-Effective Amendment No. 2 to this Registration Statement (File No. 033-92842) dated April 1, 1997.)

(24)(b) Power of Attorney for Thomas J. Wilson, II

(25) None

(26) None

(27) Not applicable

(99) Form  of   Resolution   of  Board  of   Directors   (Previously   filed  in
     Post-Effective Amendment No. 1 to this Registration Statement (File No. 033-92842) dated April 9, 1996.)


ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Glenbrook Life and Annuity Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it will meet all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, in the Township of Northfield, State of Illinois on the 27th day of April, 1999.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                                  (REGISTRANT)

(SEAL)

Attest: /s/BRENDA D. SNEED           By: /s/MICHAEL J. VELOTTA
        ------------------               ---------------------
          Brenda D. Sneed                 Michael J. Velotta
          Assistant Secretary             Vice President, Secretary and
          and Assistant General Counsel          General Counsel


Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated and on the 27th day of April, 1999.


*/LOUIS G. LOWER, II               Chairman of the Board, Chief
    Louis G. Lower, II             Executive Officer and Director
                                   (Principal Executive Officer)

/s/MICHAEL J. VELOTTA              Vice President, Secretary, General
   Michael J. Velotta                 Counsel and Director

*/THOMAS J. WILSON, II             Vice Chairman and Director
Thomas J. Wilson, II               (Principal Operating Officer)

*/PETER H. HECKMAN                 President, Chief Operating Officer
    Peter H. Heckman                   and Director

*/JOHN R. HUNTER                    Director
    John R. Hunter

*/KEVIN R. SLAWIN                   Vice President and Director
   Kevin R. Slawin                    (Principal Financial Officer)

*/G. CRAIG WHITEHEAD                Vice President and Director
    G. Craig Whitehead

*/KEITH A. HAUSCHILDT               Assistant Vice President and Controller
    Keith A. Hauschildt               (Principal Accounting Officer)

*/ By Michael J. Velotta, pursuant to Powers of Attorney previously filed or filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.                Description

(5)(b)                     Opinion of General Counsel re: Legality
(23)(a)                    Independent Auditors' Consent
(23)(b)                    Consent of Attorneys
(24)(b)                    Power of Attorney for Thomas J. Wilson, II